                                                                    Exhibit (11)
                                 STEPAN COMPANY
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
               For the Three Months Ended March 31, 1996 and 1995
                                   Unaudited

(In Thousands, except per share amounts)                                                 Three Months
                                                                                        Ended March 31
                                                                                  ------------------------
                                                                                      1996         1995
                                                                                      ----         ----
Computation of per Share Earnings
- ---------------------------------
Net income                                                                        $   5,635       $  6,109
Deduct dividends on preferred stock                                                     267            268
                                                                                  ---------       --------
Income applicable to common stock                                                 $   5,368       $  5,841
                                                                                  =========       ========

Weighted average number of shares outstanding                                        10,016          9,953

Per share earnings*                                                               $   0.536       $  0.587
                                                                                  =========       ========

Computation of Per Share Primary Earnings
- -----------------------------------------

Income applicable to common stock                                                 $   5,368       $  5,841
                                                                                  =========       ========

Weighted average number of shares outstanding                                        10,016          9,953
Add net shares issuable from assumed exercise of options
   (under treasury stock method)                                                        157            176
                                                                                  ---------       --------

Shares applicable to primary earnings                                                10,173         10,129
                                                                                  ==========      ========

Per share primary earnings*                                                       $   0.528       $  0.577
                                                                                  =========       ========

Dilutive effect                                                                        1.5%           1.7%

Computation of Per Share Fully Diluted Earnings
- -----------------------------------------------

Net income                                                                        $   5,635       $  6,109
                                                                                  =========       ========

Weighted average number of shares outstanding                                        10,016          9,953
Add net shares issuable from assumed exercise of options
   (under treasury stock method)                                                        180            176
Add weighted average shares issuable from assumed conversion of
   convertible preferred stock                                                          887            889
                                                                                  ---------       --------

Shares applicable to fully diluted earnings                                          11,083         11,018
                                                                                  =========       ========

Per share fully diluted earnings*                                                 $   0.508       $  0.554
                                                                                  =========       ========

Dilutive effect                                                                        5.2%           5.6%

__________
*  Rounded


This calculation is submitted in accordance with Regulation  S-K, item
601(b)(11).